Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

CITY OF MONROE EMPLOYEES’ RETIREMENT SYSTEM, derivatively on behalf of TWENTY-FIRST CENTURY FOX, INC.,

Plaintiff,

v.

RUPERT MURDOCH, LACHLAN MURDOCH, JAMES MURDOCH, CHARLES G. CAREY, DAVID F. DEVOE, RODERICK I. EDDINGTON, ROGER S. SILBERMAN, JACQUES A. NASSER, JAMES W. BREYER, JEFFREY W. UBBEN, VIET DINH, DELPHINE ARNAULT, TIDJANE THIAME, AND THE ESTATE OF ROGER AILES,

Defendants,

and

TWENTY-FIRST CENTURY FOX, INC.,

Nominal Defendant.

C.A. No. 2017-0833-AGB

STIPULATION AND AGREEMENT OF SETTLEMENT,

COMPROMISE, AND RELEASE

This Stipulation and Agreement of Settlement, Compromise and Release (the “Stipulation”) is entered into between and among the following parties, by and through their respective undersigned counsel, in the above-captioned action (the “Action”): (i) plaintiff City of Monroe Employees’ Retirement System

(“Plaintiff”), derivatively on behalf of Twenty-First Century Fox, Inc. (“Twenty-First Century Fox” or the “Company”); (ii) defendants Rupert Murdoch, Lachlan Murdoch, James Murdoch, Charles G. Carey, David F. DeVoe, Roderick I. Eddington, Roger S. Silberman, Jacques A. Nasser, James W. Breyer, Jeffrey W. Ubben, Viet Dinh, Delphine Arnault, and Tidjane Thiame (collectively, the “Director and Officer Defendants”); (iii) nominal defendant Twenty-First Century Fox; and (iv) the Estate of Roger Ailes (the “Ailes Estate,” and together with the Director and Officer Defendants and Twenty-First Century Fox, “Defendants”) (Plaintiff and Defendants, collectively, the “Parties”). This Stipulation sets forth the terms and conditions of the settlement and resolution of the Action (the “Settlement”), and is intended by the Parties to fully, finally and forever resolve, discharge and settle all Released Plaintiff’s Claims (as defined below) as against the Released Defendants’ Parties (as defined below), subject to the approval of the Court of Chancery of the State of Delaware (the “Court”).

WHEREAS:

PLAINTIFF’S INVESTIGATION

A.      On July 6, 2016, former Fox News Channel (“Fox News”) on-air talent Gretchen Carlson (“Carlson”) filed suit against Roger Ailes (“Ailes”), who at the time had been Fox News’s CEO for two decades, in New Jersey Superior Court for sexual harassment and wrongful termination. Carlson’s complaint alleged a pattern and practice of sexual harassment by Ailes. Carlson’s complaint further alleged that Ailes retaliated against her.

B.      On July 6, 2016, the same day the Carlson complaint was filed, the Company issued a public statement saying that it would conduct an internal review to determine the facts behind the allegations. The Company retained the law firm of Paul, Weiss, Rifkind, Wharton and Garrison, LLP (“Paul Weiss”) to conduct the review.

C.      The Paul Weiss review uncovered claims of additional harassment by Ailes.

D.      On July 20, 2016, the Company and Ailes executed a Separation Agreement and General Release. Under the terms of the Separation Agreement, Ailes received certain monetary payments and benefits that he would not have received had he been terminated for cause. The Company secured a non-compete and asserts that it avoided a wrongful discharge case in which various female victims who sought anonymity would have been called as witnesses.

E.      On July 29, 2016, Plaintiff served a demand for books and records pursuant to 8 Del. C. § 220 (the “Demand”).

F.      On August 5, 2016, the Company, through its counsel, responded to the Demand.

G.      On August 30, 2016, counsel for Plaintiff and counsel for the Company executed a Confidentiality Agreement to facilitate the production of documents in response to the Demand.

H.      Over the course of several months following Carlson’s complaint and the Paul Weiss review, more women, including Megyn Kelly, made allegations of sexual harassment and/or retaliation against Ailes, Fox News and others at Fox News.

I.      On September 21, 2016, the Company produced to Plaintiff approximately 3,400 pages of documents in response to the Demand.

J.      On October 4, 2016, counsel for Plaintiff sent a letter to counsel for the Company demanding additional discovery in response to the Demand.

K.      On October 19, 2016, counsel for Plaintiff and counsel for the Company met and conferred concerning the scope of discovery in response to the Demand.

L.      On November 16, 2016, the Company produced to Plaintiff additional documents in response to the Demand.

M.      Additionally, beginning in December 2016, several lawsuits were filed against Fox News and/or certain of Fox News’s current and/or former employees alleging racial discrimination by Fox News’s former Comptroller, Judith Slater, among other claims.

N.      On December 13, 2016, Hilda Correa-LaPolla and Maureen Walsh sued Fox News for racial discrimination in New York State Court.

O.      On January 3, 2017, Megyn Kelly announced that she was leaving Fox News.

P.      In February 2017, Slater was fired from Fox News.

Q.      On February 18, 2017, after informing the Company that it was prepared to file a Verified Complaint pursuant to Section 220 to Compel Inspection of Books and Records (the “220 Complaint”), at the Company’s request, Plaintiff privately served the 220 Complaint on the Company’s counsel but did not file it.

R.      On March 1, 2017, the Company produced to Plaintiff approximately 1,000 pages of documents in response to the Demand and the 220 Complaint.

S.      On March 10, 2017, counsel for Plaintiff and counsel for the Company entered into a Stipulation Governing Twenty-First Century Fox’s Production Pursuant To Section 220 Demand (the “March Stipulation”) regarding the Company’s production of certain documents.

T.      After March 10, 2017, the Company produced to Plaintiff additional documents responsive to the Demand and the 220 Complaint, and subject to the March Stipulation, totaling approximately 2,000 pages.

U.      On March 21, 2017, Plaintiff privately provided to counsel for the Company a draft derivative complaint against certain of the Defendants alleging claims of breaches of fiduciary duty as well as a claim against Ailes for unjust enrichment (the “Original Complaint”). At the Company’s request, the Original Complaint was not filed, but instead formed the basis for discussions among the Parties.

V.      On March 30, 2017, counsel for Plaintiff and counsel for the Company executed the Stipulation and Agreement concerning demand futility (the “Demand Futility Stipulation”). The Demand Futility Stipulation provided that for purposes of evaluating the requirement of pre-suit demand under Court of Chancery Rule 23.1 with respect to any derivative action commenced by Plaintiff concerning the matter that is the subject of the Demand, the Board of Directors of the Company shall be deemed to consist of members of the Board as it existed on March 21, 2017.

W.      On April 4, 2017, administrative employees Tichaona Brown, Tabrese Wright, and Monica Douglas sued Fox News and Slater, alleging various incidents of racial discrimination by Slater.

X.      On April 5, 2017, counsel for Plaintiff sent a letter to counsel for the Company requesting additional documents in response to the Demand, including certain email communications. Counsel for the Company responded to that request by letters dated April 10, 2017 and May 1, 2017.

Y.      As of April 9, 2017, in light of certain allegations made against Fox News on-air personality Bill O’Reilly (“O’Reilly”), the Company again asked Paul Weiss to conduct an internal review.

Z.      On April 18, 2017, Plaintiff privately provided to counsel for the Company an amended derivative complaint, which provided additional factual allegations, including details regarding certain individuals and the racial discrimination claims (the “Amended Complaint”). The Amended Complaint was not filed but instead formed the basis for continuing discussions among the parties.

AA.    Following the Paul Weiss review of O’Reilly, the Company, with the advice and consent of the Board, provided O’Reilly with a notice of termination pursuant to the terms of his employment contract. O’Reilly’s employment was terminated on April 19, 2017.

BB.    On April 25, 2017, Kelly Wright (“Wright”), a black television anchor, and a class of other minority employees at Fox News, joined the lawsuit previously filed by Brown, Wright, and Douglas against Slater and others. The complaint alleged racial discrimination by O’Reilly and Ailes.

CC.    On May 1, 2017, counsel for Plaintiff sent a letter to counsel for the Company to update them on Plaintiff’s investigation. The letter detailed certain concerns about certain Company personnel held by counsel for Plaintiff.

DD.     On May 3, 2017 and May 4, 2017, counsel for Plaintiff and counsel for the Company negotiated the search terms to be applied to the Company’s email production in response to the Demand and the 220 Complaint.

EE.     Counsel for the Company made additional productions of documents totaling approximately 2,000 pages in response to the Demand and the 220 Complaint on May 8, 2017, May 14, 2017, May 19, 2017, and May 22, 2017.

FF.     On May 22, 2017, three women, Vidya Mann, Kathleen Lee, and Naima Farrow, joined other current and former employees suing Fox News, and certain of its affiliated entities and representatives, for race and gender discrimination, and retaliation, in the U.S. District Court for the Southern District of New York.

GG.     In addition, the U.S. Attorney’s Office for the Southern District of New York is conducting an investigation which has at some points appeared to have touched upon securities disclosure issues and controls issues arising out of civil settlements. The Company has stated that it is cooperating with the investigation.

HH.     To date, the Company has publicly reported paying over $55 million to settle claims for sexual harassment and racial discrimination.

II.         In total, in response to the Demand and the 220 Complaint, the Company produced over 13,000 pages of documents to Plaintiff.

JJ.     The Company also provided interviews of Gerson Zweifach (Senior Executive Vice President, Group General Counsel and Chief Compliance Officer of the Company), Michelle Hirschman (the Paul Weiss partner who led the reviews on behalf of the Company), Viet Dinh (a member of the Company’s Board of Directors), and Kevin Lord (Executive Vice President of Human Resources at Fox News).

KK.     By executing this Stipulation, the Ailes Estate does not concede the accuracy of the factual recitals contained herein, many of which it disputes.

ADDITIONAL PLAINTIFFS

LL.     In addition to Plaintiff, beginning in August 2016, other stockholder plaintiffs served Section 220 demands and/or litigation demands upon the Company, as set forth below. Each Additional Plaintiff (defined below) actively participated in the mediation and discovery, and supports and joins this Settlement.

MM.     On August 16, 2016, Stuart Simon, as Trustee of the MSS 12-09 Trust, served a demand for books and records pursuant to 8 Del. C. § 220.

NN.     On September 20, 2016, Gloria E. Stricklin, as Trustee of the Gloria E. Stricklin Trust, served a demand for books and records pursuant to 8 Del. C. § 220.

OO.     On September 26, 2016, Chaile Steinberg served a demand for books and records pursuant to 8 Del. C. § 220.

PP.     On September 27, 2016, Simcha Halberstam served a demand for books and records pursuant to 8 Del. C. § 220.

QQ.     On September 28, 2016, Henry Zwang served a demand for books and records pursuant to 8 Del. C. § 220.

RR.     On March 17, 2017, IBEW Local 38 Pension Fund served a demand for books and records pursuant to 8 Del. C. § 220.

SS.     On June 1, 2017, Seattle City Employees’ Retirement System served a demand for books and records pursuant to 8 Del. C. § 220.

TT.     The Company, in compliance with 8 Del. C. § 220, provided a response to each of the stockholders who served a demand, including Plaintiff, and exchanged additional letters regarding their requests for books and records, as well as making responsive documents available to each demanding stockholder.

UU.     Moreover, on January 31, 2017, Gloria E. Stricklin submitted a demand for the Company’s Board to investigate possible wrongdoing. In light of the developments described below, counsel for Ms. Stricklin agreed that the Company could hold in abeyance its response to Stricklin’s demand during attempts to settle the matter.

MEDIATION

VV.     With the assistance of retired federal judge and mediator The Hon. Layn R. Phillips, on three separate days between June 9, 2017 and August 15, 2017 counsel for the Parties to the Action (except the Ailes Estate)1 and counsel for the Company’s insurers, engaged in arm’s-length negotiations, which ultimately resulted in the Parties reaching an agreement in principle to settle the Action. As part of the Settlement, Defendants have determined to take no position with respect to Plaintiff’s claims of demand futility in the complaint that was filed in this Action.

WW.     After the mediation, counsel for Plaintiff and counsel for the Company participated in multiple face-to-face meetings to finalize the terms of the Settlement.

XX.     The Company provided to Plaintiff additional discovery as agreed by the Parties (“Due Diligence Discovery”) to further confirm the fairness and reasonableness of the Settlement. Specifically, the Company provided Plaintiff with documents in response to Plaintiff’s August 22, 2017 request for due diligence discovery and the depositions of: (1) Jack Abernethy, President of Fox News Network, LLC; (2) Sir Roderick I. Eddington, member of the Board of Directors of the Company; and (3) Thomas Gaissmaier, Executive Vice President, Chief Human Resources Officer at the Company. In addition, the Company provided a further interview of Gerson Zweifach.

[1]	Ailes died on May 18, 2017; claims against him are asserted against his Estate.

SETTLEMENT

YY.     Plaintiff brought its claims in good faith and continues to believe that its claims have merit but, based upon Plaintiff’s and Plaintiff’s Counsel’s investigation into the claims asserted in the Action and after conducting Due Diligence Discovery, Plaintiff and Plaintiff’s Counsel have determined that a settlement of the Action on the terms reflected in this Stipulation is fair, reasonable, adequate, and in the best interests of the Company.

ZZ.     Defendants, to avoid the costs, disruption, and distraction of further litigation, and without admitting the validity of any allegations made in the Action, or any liability with respect thereto, have concluded that it is desirable that the claims against them be settled on the terms reflected in this Stipulation.

AAA. The Defendants maintain that they have not committed any breach of fiduciary duty whatsoever, or engaged in any of the wrongful acts alleged in the Action, and expressly maintain that each of them diligently and scrupulously complied with his, her, or its fiduciary and other legal duties, to the extent such duties exist, and are entering into this Stipulation solely to eliminate the burden, expense, and uncertainties inherent in further litigation. Similarly, Plaintiff’s entry into this Stipulation is not an admission as to the lack of any merit of any of the claims asserted in the Action, or any admission of the validity of any of the Defendants’ defenses to liability. Each of the Parties recognizes and acknowledges, however, that the Action has been brought by Plaintiff in good faith and defended by Defendants and the Company in good faith, and that the Action is being voluntarily settled with the advice of counsel.

NOW THEREFORE IT IS HEREBY STIPULATED AND AGREED, by and among the Parties, through their undersigned counsel, and subject to the approval of the Court, that the Action shall be fully and finally compromised and settled, that the Released Plaintiff’s Claims shall be released against the Released Defendants’ Parties and the Released Defendants’ Claims shall be released against the Released Plaintiff’s Parties, and that the Action shall be dismissed with prejudice, upon and subject to the terms and conditions of the Settlement, as follows:

DEFINITIONS

1.     In addition to the terms defined above, as used in this Stipulation, the following additional terms have the meanings specified below:

(a)       “Additional Plaintiffs” means Seattle City Employees’ Retirement System, Henry Zwang, Chaile Steinberg, IBEW Local 38 Pension, Simcha Halberstam, MSS 12-09 Trust, and Gloria E. Stricklin.

(b)       “Additional Plaintiffs’ Counsel” means the law firms Labaton Sucharow, Robbins Arroyo LLP, Safirstein Metcalf LLP, HGT Law, Levi &

Korsinsky LLP, Komlossy Law P.A., Pomerantz LLP, Greenfield & Goodman LLC, and Bolognese & Associates LLC.

(c)       “Co-Lead Counsel” means the law firms Bernstein Litowitz Berger & Grossmann LLP and Grant & Eisenhofer P.A.

(d)       “Complaint” means the Verified Derivative Complaint filed with the Court on November 20, 2017.

(e)       “Effective Date” means the first date by which all of the conditions precedent set forth in paragraph 16 of this Stipulation have been met and occurred or have been waived in writing by the Parties.

(f)       “Final Order and Judgment” or “Judgment” means the Final Order and Judgment of the Court, substantially in the form attached hereto as Exhibit E, approving the Settlement and dismissing the Action with prejudice without costs to any party (except as provided in this Stipulation).

(g)       “Company Stockholder(s)” means any and all persons and entities who hold of record, or beneficially own, common stock of the Company as of the close of business on the date that the Stipulation is filed with the Court.

(h)       “Notice” means the Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing and Right to Appear, substantially in the form attached hereto as Exhibit C.

(i)       “Person” means any individual, corporation, professional corporation, limited liability company, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, or any other business or legal entity.

(j)       “Plaintiffs’ Counsel” means, collectively, Co-Lead Counsel and Additional Plaintiffs’ Counsel.

(k)       “Released Claims” means, collectively, the Released Defendants’ Claims and the Released Plaintiff’s Claims.

(l)       “Released Defendants’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, and whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, including Unknown Claims, that arise out of or relate in any way to the institution, prosecution, or settlement of the claims asserted in the Action; provided, however, that the Released Defendants’ Claims shall not include any claims to enforce this Stipulation or the Settlement.

(m)       “Released Defendants’ Parties” means, whether or not each or all of the following persons or entities were named, served with process, or appeared in the Action, (i) Defendants; (ii) all other past and present officers and directors of the Company; and (iii) for each and all of the Persons identified in the foregoing clauses (i) and (ii) (but only to the extent such Persons are released as provided above), any and all of their respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, insurers, reinsurers, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, direct or indirect affiliates, associated entities, stockholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants and associates.

(n)       “Released Plaintiff’s Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, that (i) Plaintiff asserted in the Complaint, or (ii) Plaintiff or any other Company Stockholder could have asserted derivatively on behalf of the Company, or that the Company could have asserted directly, in any court, tribunal, forum or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, that are based upon, arise out of, or involve the facts, matters or events alleged or set forth in the Complaint, including the actions, inactions, deliberations, discussions, decisions, votes, disclosures, non-disclosures, aiding and abetting, or any other conduct of any kind of the Released Defendants’ Parties alleged or set forth in the Complaint; provided, however, that the Released Plaintiff’s Claims shall not include any claims to enforce this Stipulation or the Settlement. For the avoidance of doubt, the Released Plaintiff’s Claims include only claims belonging to the Company or that could be asserted in the name of the Company, and do not include (i) any claims or lawsuits, whether class, individual or representative in nature, for sexual harassment, racial discrimination, or retaliation; or (ii) any claims that arise out of, are based upon, or relate to any conduct of the Released Defendants’ Parties after the date of execution of this Stipulation.

(o)       “Released Plaintiff’s Parties” means Plaintiff, Additional Plaintiffs, Plaintiffs’ Counsel, and their respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, insurers, reinsurers, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, direct or indirect affiliates, associated entities, stockholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants and associates.

(p)       “Releases” means the releases set forth in paragraphs 6 and 7 below.

(q)       “Scheduling Order” means the scheduling order to be entered pursuant to Rule 23.1 of the Rules of the Court of Chancery, substantially in the form attached hereto as Exhibit B.

(r)       “Settlement Hearing” means a hearing required under Rule 23.1 of the Rules of the Court of Chancery, at which the Court will review the adequacy, fairness and reasonableness of the Settlement and determine whether to issue the Final Order and Judgment.

(s)       “Summary Notice” means the Summary Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing and Right to Appear, substantially in the form attached hereto as Exhibit D.

(t)       “Unknown Claims” means any Released Claims that a Person granting a Release hereunder does not know or suspect to exist in his, her or its favor at the time of the Release, including without limitation those which, if known, might have affected the decision to enter into or object to the Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that upon the Effective Date, Plaintiff and Defendants shall have expressly waived, relinquished and released, and the Company shall be deemed to have, and by operation of the Final Order and Judgment by the Court shall have expressly, waived, relinquished and released, any and all provisions, rights and benefits conferred by or under California Civil Code § 1542 or any law or principle of common law of the United States or any state or territory of the United States which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Plaintiff and Defendants acknowledge, and the Company by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiff, Defendants, and the Company and all Company Stockholders by operation of law, to completely, fully, finally and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, heretofore existed or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. This waiver and the inclusion of “Unknown Claims” in the definition of “Released Plaintiff’s Claims” and “Released Defendants’ Claims” were separately bargained for and were a material element of the Settlement and were relied upon by each and all of the Parties in entering into the Stipulation and agreeing to the Settlement.

SETTLEMENT CONSIDERATION

2.       In consideration of the full settlement, satisfaction, compromise and release of the Released Plaintiff’s Claims and the dismissal with prejudice of the Action, (i) the Director and Officer Defendants and the Ailes Estate agree to cause their insurers make a payment in the amount of Ninety Million Dollars in cash ($90,000,000.00) (the “Cash Settlement Payment”) and (ii) the Director and Officer Defendants agree that the Company shall put in place governance and compliance enhancements (hereinafter, the “Non-Monetary Relief”) as set forth in the Non-Monetary Relief agreement agreed to by the Parties and approved by the Board, attached hereto as Exhibit A. The Settlement consideration shall be provided as follows:

a.       The Company shall have the right to demand the insurers make the Cash Settlement Payment to the Company, less any Court-awarded attorneys- fees and expenses as provided in paragraph 18, two (2) business days after entry of the Judgment, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof; and

b.       Within thirty (30) calendar days of the date of entry of the Judgment, the Company shall implement the Non-Monetary Relief, except to the extent that a longer time period for implementation is provided in the Non-Monetary Relief agreement.

3.       Apart from the consideration identified in paragraph 2, the Director and Officer Defendants and the Ailes Estate have no further monetary obligations to Plaintiff, the Company, or the Company’s Stockholders in connection with the Action, the Settlement, or the Released Plaintiff’s Claims. For the avoidance of doubt, the Director and Officer Defendants and the Ailes Estate have not undertaken any personal obligation to fund the Cash Settlement Payment referenced in paragraph 2.

4.       Without admitting any wrongdoing, Defendants acknowledge that the filing and prosecution of the Action and negotiations between the Parties’ counsel resulted in Defendants’ agreement to enter into the Settlement.

5.       Defendants have denied and continue to deny committing, threatening, or attempting to commit any violation of law or breach of any duty to Plaintiff, the Company’s stockholders, or any other person or entity. Defendants are entering into this Settlement solely because it will eliminate the uncertainty, distraction, burden, and expense of further litigation.

RELEASE OF CLAIMS

6.       Upon the Effective Date, the Plaintiff, on behalf of itself and derivatively on behalf of the Company, shall be deemed to have, and by operation of the Judgment approving this Settlement shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice, and shall forever be enjoined from prosecuting, any and all Released Plaintiff’s Claims against the Released Defendants’ Parties.

7.       Upon the Effective Date, Defendants, the Company, and the other Released Defendants’ Parties shall be deemed to have, and by operation of the Judgment approving this Settlement shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice, and shall forever be enjoined from prosecuting, any and all Released Defendants’ Claims against the Released Plaintiff’s Parties.

SUBMISSION AND APPLICATION TO THE COURT

8.       As soon as practicable after this Settlement has been executed, the Parties shall file this Stipulation with the Court and apply jointly to the Court for entry of a scheduling order substantially in the form attached hereto as Exhibit B (the “Scheduling Order”).

NOTICE

9.       Notice of this proposed Settlement shall be provided by the Company. In accordance with the terms of the Scheduling Order to be entered by the Court, no later than five (5) business days after the date of entry of the Scheduling Order, the Company shall (a) file a copy of this Stipulation and the Notice as an exhibit to a Form 8-K with the United States Securities and Exchange Commission, and (b) post a copy of this Stipulation and the Notice on the Company’s corporate website, which documents shall remain posted on the Company’s corporate website through the Effective Date of the Settlement. In accordance with the terms of the Scheduling Order, the Company shall also cause the Summary Notice to be published once each in the national edition of The Wall Street Journal and over the PR Newswire.

10.       The Company will assume administrative responsibility for and will pay any and all costs and expenses related to preparing and disseminating the Notice and publishing the Summary Notice, and in no event shall Plaintiff, any other Company Stockholder, or their attorneys be responsible for any such notice costs. The Company will also pay any and all costs and expenses incurred in connection with the administration of the Settlement.

FINAL ORDER AND JUDGMENT

11.       If the Court approves the Settlement (including any modification thereto made with the consent of the Parties as provided for herein) following the Settlement Hearing as fair, reasonable, adequate and in the best interests of the Company and the Company’s stockholders, the Parties shall jointly and promptly request that the Court enter the Final Order and Judgment in the Action.

12.       Upon entry of the Final Order and Judgment, the Action shall be dismissed in its entirety and with prejudice, with Plaintiff, Defendants, and the Company each to bear his, her, or its own fees, costs, and expenses, except as expressly provided in this Stipulation.

CONDITIONS OF SETTLEMENT

13.       This Settlement shall be null and void and of no force and effect, unless otherwise agreed to by the Parties in writing pursuant to the terms hereof, if the Settlement does not obtain Final Approval (as defined below) or the Effective Date otherwise fails to occur; provided, however, that any decision by the Court to approve an award of attorneys’ fees and expenses that is less than the amount of attorneys’ fees and expenses sought by Co-Lead Counsel shall not void the Stipulation or the Settlement.

14. In the event that this Settlement is rendered null and void for any reason, the existence of the Settlement or this Stipulation shall not be deemed to prejudice in any way the respective positions of Plaintiffs or Defendants in the Action; shall not be deemed a presumption, a concession, or an admission by Plaintiffs or any of Defendants of any fault, liability, or wrongdoing, or lack of merit as to any facts or claims, alleged or asserted in the Action, or in any other action or proceeding; and shall not be interpreted, construed, deemed, invoked, offered, or received into evidence or otherwise used or referred to by any person in the Action, or in any other action or proceeding, whether civil, criminal, or administrative, for any purpose other than as provided expressly herein. If the Settlement is rendered null and void, the Parties shall revert to their respective positions in the Action as of immediately prior to the date of execution of this Stipulation.

FINAL APPROVAL; EFFECTIVE DATE

15.       The approval of this Settlement by the Court shall be considered final (“Final Approval”) upon the latest of (i) the expiration of the time for the filing or noticing of an appeal, writ petition, or motion for reargument or rehearing from the Court’s Final Order and Judgment without such appeal or motion having been made; (ii) the date of final affirmance of the Court’s Final Order and Judgment on any appeal or reargument or rehearing; or (iii) the final dismissal of any appeal or writ proceeding.

16.       The “Effective Date” of the Settlement shall be the first date which all of the following conditions precedent have been met and occurred or have been waived in writing by the Parties: (i) the Cash Settlement Payment has been paid in accordance with the provisions of ¶2 above; (ii) the Company has implemented the Non-Monetary Relief in accordance with the provisions of ¶2 above; and (iii) the Court has approved the Settlement following notice to Company Stockholders and a hearing, and entered the Judgment, substantially in form attached hereto as Exhibit E, and the Settlement has obtained Final Approval.

ATTORNEYS’ FEES

17.       All Parties shall bear their own fees and expenses in connection with the Action, except that in connection with the approval of the Settlement, Co-Lead Counsel intend to petition the Court for a collective award of attorneys’ fees and litigation expenses to Plaintiffs’ Counsel to be paid from (and out of) the Cash Settlement Payment.

18.       Co-Lead Counsel shall have the right to demand that any attorneys’ fees and expenses that are awarded by the Court be paid to Co-Lead Counsel no later than two (2) business days after such award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Co-Lead Counsel’s obligation to make appropriate refunds or repayments if the Settlement is terminated pursuant to the terms of this Stipulation or if, as a result of any appeal or further proceedings on remand, or successful collateral attack, the award of attorneys’ fees and/or expenses is reduced or reversed and such order reducing or reversing the award has become final and no longer subject to appeal. Co-Lead Counsel shall make (a) a refund or repayment in full no later than thirty (30) days after receiving from Defendants’ counsel notice of the termination of the

Settlement; or (b) a repayment of any funds subject to any order reducing or reversing the award of attorneys’ fees and/or expenses no later than five (5) business days after such order has become final and no longer subject to appeal.

19.       Co-Lead Counsel shall allocate the attorneys’ fees awarded amongst Plaintiffs’ Counsel in a manner which they, in good faith, believe reflects the contributions of such counsel to the institution, prosecution and settlement of the Action. The Released Defendants’ Parties shall have no involvement in, responsibility for or liability whatsoever with respect to the allocation or award of attorneys’ fees or litigation expenses.

COOPERATION

20.       In addition to the actions specifically provided for in this Stipulation, the Parties agree to use their best efforts from the date hereof to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations or agreements, to consummate and make effective this Stipulation and the Settlement. The Parties and their attorneys agree to cooperate fully with one another in seeking the Court’s approval of the Settlement and to use their best efforts to effect the consummation of this Stipulation and the Settlement, including, but not limited to, resolving any objections raised with respect to the Settlement. Without further order of the

Court, the Parties may agree to reasonable extensions of time not expressly set by the Court in order to carry out any of the provisions of this Stipulation.

STAY OF PROCEEDINGS

21.       All proceedings in the Action shall be stayed except as provided in this Settlement.

22.       The Parties will request the Court to order (in the Scheduling Order), pending final determination of whether this Settlement should be approved, that the Plaintiff and all Company Stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Plaintiff’s Claims, either directly, representatively, derivatively, or in any other capacity, against the Company, Defendants or any of the Released Defendants’ Parties and from seeking any interim relief in favor of the Plaintiff.

23.       If prior to Final Approval of the Settlement, any action is filed in any court asserting a Released Plaintiff’s Claim, Plaintiff agrees to cooperate in good faith with any and all reasonable actions by Defendants and/or the Company seeking a stay or dismissal of such action pending Final Approval and preventing and opposing entry of any interim or final relief in favor of the plaintiff in any such action.

SETTLEMENT NOT AN ADMISSION

24.       The provisions contained in this Stipulation shall not be deemed a presumption, concession, or admission by any Defendant of any fault, liability or wrongdoing as to any facts or claims that have been or might be alleged or asserted in the Action, or any other action or proceeding that has been, will be, or could be brought, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding, whether civil, criminal or administrative, for any purpose other than to enforce the terms of the Settlement, or as provided for expressly herein. Further, the Stipulation shall not be deemed a presumption, concession, or admission as to the lack of any merit of any of the claims asserted in the Action by Plaintiff or that the consideration to be given under the Stipulation represents the amount which could be or would have been recovered after trial.

ENTIRE AGREEMENT; AMENDMENTS

25.       This Settlement constitutes the entire agreement among the Parties with respect to the subject matter hereof, and may be modified or amended only by a writing, signed by all of the signatories hereto, that refers specifically to this Settlement.

COUNTERPARTS

26.       This Settlement may be executed in any number of counterparts, including by signature transmitted via facsimile, or by a .pdf/.tiff image of the signature transmitted via email, and by each of the different Parties on several counterparts, each of which when so executed and delivered will be an original. The executed signature page(s) from each counterpart shall be joined together and attached and will constitute one and the same instrument.

GOVERNING LAW; CONTINUING JURISDICTION

27.       This Stipulation and the Settlement contemplated herein shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to Delaware’s principles governing choice of law. The Parties agree that any dispute arising out of or relating in any way to this Settlement shall not be litigated or otherwise pursued in any forum or venue other than the Court. Each Party (i) consents to personal jurisdiction in any such action (but in no other action) brought in the Court; (ii) consents to service of process by registered mail upon such party and/or such party’s agent; (iii) waives any objection to venue in the Court of Chancery of the State of Delaware and any claim that Delaware or the Court of Chancery is an inconvenient forum; and (iv) waives any right to demand a jury trial as to any such action. The Parties submit themselves to the exclusive jurisdiction of the Court for the enforcement and interpretation of the Stipulation and its exhibits, and all other matters regarding or relating to the Stipulation and its exhibits. Without affecting the finality of the Settlement, the Court of Chancery shall retain jurisdiction for purposes, among other things, of administering the Settlement and resolving any disputes hereunder.

CONSTRUCTION

28.       This Stipulation shall be construed in all respects as jointly drafted and shall not be construed, in any way, against any Party on the ground that the Party or its counsel drafted this Stipulation.

29.       Paragraph titles have been inserted for convenience only and are not meant to have legal effect, and will not be used in determining the terms of this Stipulation.

BINDING EFFECT

30.       This Stipulation, and all rights and powers granted hereby, will bind and inure to the benefit of the Parties and their respective legal representatives, agents, executors, heirs, administrators, transferees, successors, and assigns, and upon any corporation, partnership, or other entity into or with which any Party may merge or consolidate.

AUTHORITY

31.       This Stipulation will be executed by counsel for the Parties to the Action, each of whom represent and warrant that they have the authority from their client(s) to enter into this Stipulation and that the Stipulation shall be binding on their client(s) in accordance with its terms.

NON-ASSIGNMENT OF CLAIMS

32.       Plaintiff represents and warrants that Plaintiff is a stockholder of the Company. Plaintiff further represents that none of the claims or causes of action referred to in the Complaint has been assigned, encumbered, or in any manner transferred in whole or part.

NO WAIVER

33.       Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Party, notwithstanding such failure, shall have the right thereafter to insist on the strict performance of any and all of the provisions of this Stipulation to be performed by such other Party. No waiver, express or implied, by any Party of any breach or default in the performance by the other Party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.

AGREED on this 20th day of November, 2017, by,

GRANT & EISENHOFER P.A.

/s/ Stuart M. Grant

Stuart M. Grant (#2526)

Michael Barry (#4368)

123 Justison Street

Wilmington, Delaware 19801

(302) 622-7100

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP

/s/ Max W. Berger

Max W. Berger

Mark Lebovitch

David L. Wales

Rebecca E. Boon

David MacIsaac

1251 Avenue of the Americas

New York, New York 10020

(212) 554-1400

SULLIVAN, WARD, ASHER & PATTON, P.C.

Cynthia Billings-Dunn

25800 Northwestern Highway

1000 Maccabees Center

Southfield, Michigan 48075-8412

(248) 746-2747

Attorneys for Plaintiff

RICHARDS, LAYTON & FINGER, P.A.

/s/ Gregory V. Varallo

Gregory V. Varallo (#2242)

Susan M. Hannigan (#5342)

Sarah A. Galetta (#6157)

920 North King Street

Wilmington, Delaware 19801

(302) 651-7700

Attorneys for the Company and All Defendants Except the Estate of Roger Ailes

WILKS, LUKOFF & BRACEGIRDLE, LLC

/s/ Thad J. Bracegirdle

Thad J. Bracegirdle (#3691)

4250 Lancaster Pike, Suite 200

Wilmington, Delaware 19805

(302) 225-0850

QUINN EMANUEL URQUHART & SULLIVAN, LLP

/s/ Peter E. Calamari

Peter Calamari

51 Madison Avenue, 22nd Floor

New York, New York 10010

(212) 849-7000

Attorneys for the Estate of Roger Ailes

Additional Counsel:

LABATON SUCHAROW

Ira A. Schochet

Ned Weinberger

Marisa N. DeMato

Mark D. Richardson

140 Broadway

New York, New York 10005

Counsel for Seattle City Employees’

Retirement System

ROBBINS ARROYO LLP

Gregory E. Del Gaizo

600 B Street, Suite 1900

San Diego, California 92101

Counsel for Henry Zwang

SAFIRSTEIN METCALF LLP

Peter Safirstein

1250 Broadway

27th Floor

New York, New York 10001

AND

HGT LAW

Hung G. Ta

250 Park Avenue, 7th Floor

New York, New York 10177

Counsel for Chaile Steinberg

LEVI & KORSINSKY LLP

Amy Miller

30 Broad Street, 24th Floor

New York, New York 10004

Nancy Kulesa

733 Summer Street, Suite 304

Stamford, Connecticut 06901

Counsel for IBEW Local 38 Pension

Fund and Simcha Halberstam

KOMLOSSY LAW P.A.

Emily Komlossy

4700 Sheridan Street, Suite J

Hollywood, Florida 33021

AND

POMERANTZ LLP

Gustavo F. Brucker

600 Third Avenue

New York, New York 10016

Counsel for MSS 12-09 Trust

GREENFIELD & GOODMAN LLC

Richard D. Greenfield

250 Hudson Street, 8th Floor

New York, New York 1001

AND

BOLOGNESE & ASSOCIATES, LLC

Anthony J. Bolognese, Esq.

1500 JFK Boulevard, Suite 320

Philadelphia, Pennsylvania 19102

Counsel for Gloria E. Stricklin

Trustee for the Gloria E. Stricklin Trust

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